UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 24, 2024

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2024, William J. Fehrman was elected Chief Executive Officer and President of American Electric Power Company, Inc. (“AEP” or the “Company”) effective as of August 1, 2024. As Chief Executive Officer, Mr. Fehrman will serve as AEP’s principal executive officer. Mr. Fehrman also was elected to serve as a director of the Company effective August 1, 2024. Mr. Fehrman was appointed to the Executive Committee of the AEP Board of Directors (“Board”). The initial term as a director for Mr. Fehrman will continue until the 2025 annual meeting of shareholders.

Mr. Fehrman has served as President and Chief Executive Officer of Centuri Holdings, Inc. since January 2024. Prior to that, Mr. Fehrman served as President, Chief Executive Officer and a director of Berkshire Hathaway Energy Company (“BHE”), a subsidiary of Berkshire Hathaway, Inc., from 2018 to 2023. From 2007 to 2018, Mr. Fehrman served as President and Chief Executive Officer of MidAmerican Energy Company, which was acquired by BHE in 1999. Mr. Fehrman served in a variety of other roles prior to this, including Senior Vice President of Berkshire Hathaway Energy, President and Chief Executive Officer of PacifiCorp Energy and President and Chief Executive Officer of Nebraska Public Power District. Mr. Fehrman currently serves on the Boards of Centuri Holdings, Inc. and Vestas Wind Systems A/S. He received a Bachelor of Science degree in Civil Engineering from the University of Nebraska and an MBA from Regis University.

There are no arrangements or understandings between Mr. Fehrman and any other person pursuant to which Mr. Fehrman was appointed as a director and President and Chief Executive Officer of the Company. Mr. Fehrman does not have any family relationships with any of the Company’s directors or other executive officers and is not party to any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K

In connection with his appointment as Chief Executive Officer and President, Mr. Fehrman will receive an annual base salary of $1,500,000, and a short-term incentive target of 155% of his base salary paid during the calendar year, which will be approximately 5/12th of his annual salary for 2024. Mr. Fehrman will also initially have a $10,500,000 annual long-term incentive target consisting of 75% performance shares and 25% restricted stock units (RSUs) that will be granted beginning in 2025. Mr. Fehrman’s long-term incentive compensation for 2024 will consist of $3,500,000 in 2024-26 performance shares and $1,200,000 in RSUs. Both these awards will be granted based on the closing price of AEP common stock on his hire date and will be credited with additional shares or units to reflect dividends paid on AEP common stock. The performance shares will vest, generally subject to his continuous AEP employment, on December 31, 2026. The RSUs will vest, also generally subject to his continuous AEP employment, in approximately equal thirds, on February 21, 2025, 2026 and 2027. The Board waived the Company’s mandatory age 65 retirement policy for Mr. Fehrman. Mr. Fehrman will be provided with an aircraft timesharing agreement that provides up to 80 hours per year of personal use of AEP aircraft for which he must reimburse AEP for the incremental cost of such trips.

Mr. Fehrman will also be paid $2,000,000 within 30 days of his hire to offset a sign-on bonus of equal value that he is required to repay to his prior employer. He will also be granted $4,000,000 in RSUs based on the closing price of AEP common stock on the date of his hire to offset equity awards from his prior employer that he will forfeit by resigning his current employment. The RSUs will vest, also generally subject to his continuous AEP employment, in approximately equal thirds, on the 1st, 2nd and 3rd anniversary of his hire date. AEP will also pay $1,150,000 to Mr. Fehrman in March 2025 to replace the value of his 2024 year-to-date short-term incentive compensation from his prior employer that he will no longer be eligible to receive.

Also on June 24, 2024, Benjamin G. S. Fowke notified the Company that he will resign as Interim Chief Executive Officer and Interim President effective July 31, 2024. Effective August 1, 2024, Mr. Fowke was elected Senior Advisor by the Board for a transition period to be determined by the Board, and during that transition period he will continue to serve as an executive and employee of the Company. Mr. Fowke will continue to remain a director of the Company. Mr. Fowke will continue to receive the salary and short-term incentive compensation disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 26, 2024 and will be granted $1,000,000 in unrestricted AEP shares per month of service beginning on August 26, 2024, which will be subject to a one-year holding requirement.

In addition, on June 24, 2024, Linda A. Goodspeed notified the Board that she would resign from the Board effective as of July 31, 2024. Ms. Goodspeed stated that she is resigning from the Board for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01    Regulation FD Disclosure.

On June 26, 2024, the Company issued a press release announcing the election of (i) William J. Fehrman as Chief Executive Officer and President and as a director of the Company effective August 1, 2024, (ii) the resignation of Benjamin G. S. Fowke, III as Interim Chief Executive Officer and Interim President effective July 31, 2024 and his election as a Senior Advisor to the Company effective August 1, 2024, and (iii) the resignation of Linda A. Goodspeed as director effective July 31, 2024. A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1 Press Release dated June 26, 2024

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

June 26, 2024